                                                                   Exhibit(i)(2)

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                 July 18, 2001


Van Kampen Equity Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                  Re:  Post-Effective Amendment No. 44 to the
                       Registration Statement on Form N-1A for the
                       Van Kampen Equity Trust
                       (the "Registration Statement")
                       (File Nos. 33-8122 and 811-4805)
                       ---------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom (Illinois)